Exhibit 1

                         D3 Family Funds / Consolidation
                          Form of Partner Election Form

*For Limited Partners of The D(3) [X - Name of Distributing Fund] Fund, L.P. transferring into The D(3) [Y -Name of Receiving Fund] Fund, L.P.

|_| Check this box if undersigned Limited Partner authorizes the transfer of the value of its existing Capital Account to be transferred to an investment in The D(3) [Y] Fund, L.P. Limited Partner understands and acknowledges that if the box is checked, a pro rata amount of securities held by The D(3) [X] Fund, L.P. equal in value to the Limited Partner's Capital Account in The D(3) [X] Fund, L.P. will be transferred into a Limited Partner interest of equal value in The D(3) [Y] Fund, L.P. after the close of trading on _____________________. By choosing this investment subscription method, Limited Partner understands that it will immediately become an investor in The D(3) [Y] Fund, L.P. and will no longer be a limited partner in The D(3) [X] Fund, L.P. as of the date the value of its Capital Account and interest in The D(3) [X] Fund, L.P. is fully transferred to The D(3) [Y] Fund, L.P.

      By signing below, the undersigned Limited Partner consents to and authorizes the transfer of its Capital Account in The D(3) [X] Fund, L.P. to The D(3) [Y], L.P. Limited Partner understands and acknowledges that (i) it received and reviewed a Confidential Offering Memorandum, Subscription Agreement and Amended and Restated Agreement of Limited Partnership (as proposed to be amended) for the D(3) [Y] Fund, L.P. distributed to Limited Partner, and (ii) the transfer of its Capital Account into the D(3) [X] Fund, L.P. will be initiated when the Subscription Agreement and Agreement of Limited Partnership are executed by Limited Partner and returned to and accepted by the General Partner.

Subscriber (if an Individual Retirement Account, also complete next page)

Name of Subscriber:____________________________________            Dated:___________________


__________________________________________________      ______________________________________________
(Signature of Subscriber)                               (Signature of Second Subscriber, if any)


__________________________________________________      ______________________________________________
(Print Name)                                            (Print Name)


__________________________________________________      ______________________________________________
(Signature of Authorized Signatory, if applicable)      (Title of Authorized Signatory, if applicable)


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